UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2005

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of Principal Executive Offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 3, 2005, at the 2005 annual meeting of stockholders of Getty Images, Inc. (the company), stockholders approved amendments to the company’s 1998 Stock Incentive Plan, including renaming the 1998 Stock Incentive Plan the 2005 Incentive Plan (the Plan).

Stockholders approved an increase in the number of shares of the company’s common stock available for issuance under the Plan from 13,000,000 to 16,000,000.

Among the other changes approved by stockholders were changes designed to allow the Compensation Committee to utilize the Plan more effectively to make tax-efficient awards, including cash bonuses, and to amend and expand the performance criteria governing such awards.

This summary of amendments to the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated into this Current Report on Form 8-K by reference to Appendix A to the definitive proxy statement filed by the company on March 29, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
10.1	Getty Images, Inc. 2005 Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by the company on March 29, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ ELIZABETH J. HUEBNER
Elizabeth J. Huebner
Senior Vice President and Chief Financial Officer

Date: May 6, 2005